                                                                     Exhibit 3.9


STATE OF NEW YORK   }
                      SS:
DEPARTMENT OF STATE }

I HEREBY CERTIFY THAT THE ANNEXED COPY HAS BEEN COMPARED WITH THE ORIGINAL DOCUMENT IN THE CUSTODY OF THE SECRETARY OF STATE AND THAT THE SAME IS A TRUE COPY OF SAID ORIGINAL.

     WITNESS MY HAND AND SEAL OF THE DEPARTMENT OF STATE ON JUL 22 2002


[SEAL]                                                 /s/ [ILLEGIBLE]

                                               SPECIAL DEPUTY SECRETARY OF STATE

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                                                                   F930526000411

                          CERTIFICATE OF INCORPORATION

                                       OF

                        BLASDELL DEVELOPMENT GROUP, INC.

                                   ----------

                Under Section 402 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

          FIRST:    The name of the corporation is: BLASDELL DEVELOPMENT GROUP,
INC.

          SECOND:   The purpose of the corporation is to engage in any lawful
act or activity for which corporations may be organized pursuant to the Business Corporation Law of the State of New York. The Corporation is not to engage in any act or activity requiring any consents or approvals by law without such consent or approval first being obtained.

          For the accomplishment of the aforesaid purposes, and in furtherance thereof, the Corporation shall have, and may exercise, all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.

          THIRD:    The number of shares which the corporation shall have the
authority to issue is 200 at no par value.

          FOURTH:   The principal office of the corporation is to be located in the County of Erie, State of New York.

          FIFTH:    The Secretary of State is designated as the agent of the
corporation upon whom process against the corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

                         c/o   The Corporation
                               4828 Milestrip Road
                               Blasdell, NY 14219

The undersigned incorporator is of the age of eighteen years or older.

IN WITNESS WHEREOF, this certificate has been subscribed this 26th day of May, 1993 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.


Joan Terry                          500 Central Avenue, Albany, NY 12206
-----------------------------       ------------------------------------
Jaon Terry, Incorporator            Address

                                        1
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                                                                   F930526000411

                          CERTIFICATE OF INCORPORATION

                                       OF

                        BLASDELL DEVELOPMENT GROUP, INC.

                                   ----------

                Under Section 402 of the Business Corporation Law

                                     BILLED

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED MAY 26 1993

TAX $ 10

BY: /s/ [ILLEGIBLE]
    ---------------
      /s/ [ILLEGIBLE]

                               Nicholas P. Amigone
                               37 Franklin Street
                                    Suite 700
                                Buffalo, NY 14202

                         Reference Number: A2071-022497

                                                                    930526000453

                                        2
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STATE OF NEW YORK   }
                      SS:
DEPARTMENT OF STATE }

I HEREBY CERTIFY THAT THE ANNEXED COPY HAS BEEN COMPARED WITH THE ORIGINAL DOCUMENT IN THE CUSTODY OF THE SECRETARY OF STATE AND THAT THE SAME IS A TRUE COPY OF SAID ORIGINAL.

          WITNESS MY HAND AND SEAL OF THE DEPARTMENT OF STATE ON JUL 22 2002

[SEAL]

                                                        /s/ [ILLEGIBLE]

                                               SPECIAL DEPUTY SECRETARY OF STATE

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                              CERTIFICATE OF CHANGE

                                       OF

                        BLASDELL DEVELOPMENT GROUP, INC.

               UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

               We the undersigned, President and the Secretary respectively of BLASDELL DEVELOPMENT GROUP, INC. hereby certify:

               1. The name of the corporation is BLASDELL DEVELOPMENT GROUP, INC.

               2. The certificate of incorporation was filed by the Department of State on May 26, 1993.

               3. The certificate of incorporation is changed to change the post office address to which the Secretary of State shall mail a copy of process against the corporation served upon him.

               4. Paragraph FIFTH of the certificate of incorporation is amended to read as follows:

                         FIFTH:     The Secretary of State is designated as the
                         agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: c/o BLASDELL DEVELOPMENT GROUP, INC., 3675 Jeffrey Boulevard, Blasdell, NY 14219.

               5. The change to the certificate of incorporation was authorized by the board of directors.

               IN WITNESS WHEREOF, the undersigned have executed this certificate as of this 16th day of February, 1999, and affirm that the statements contained herein are true under penalties of perjury.

                                                    /s/ David Balbierz
                                                --------------------------------
                                                David Balbierz, President

                                                     /s/ Gordon Reger
                                                --------------------------------
                                                Gordon Reger, Secretary

                                        1
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                                                                   F990223000786

                              CERTIFICATE OF CHANGE

                                       OF

                        BLASDELL DEVELOPMENT GROUP, INC.

                           Under Section 805-A of the
                            Business Corporation Law

                                   ----------


                                                              STATE OF NEW YORK
                                                             DEPARTMENT OF STATE

                                                             FILED: FEB 23 1999
                                                             TAX $
                                                                  --------------
                                                             BY: /s/ [ILLEGIBLE]
                                                                ----------------
                                                                     Erie

                      DUKE, HOLZMAN, YAEGER & PHOTIADIS LLP
                                Attorneys At Law
                              2500 Main Place Tower
                             Buffalo, New York 14202
                                  716-835-1111

                                                                   F990223000808

                                        2